CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of EWRX Internet Systems for the quarter ending September 30, 2010, I, Jessica Q. Wang, Chief Executive Officer and Principal Accounting Officer of EWRX Internet Systems hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending September 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such quarterly report of Form 10-Q for the quarter ending September 30, 2010, fairly represents in all material respects, the financial condition and results of operations of EWRX Internet Systems.

Date: November 12, 2010

EWRX Internet Systems

By:    /s/ Jessica Q. Wang
         Jessica Q. Wang
         Chief Executive Officer and Principal Accounting Officer